Victory Fund - 10f-3 Certification
Transactions with Affiliated Underwriting Syndicates
Quarter Ending June 30, 2009

For the period ending June 30, 2009, there were no securities purchased under the Victory 10f-3 Policy (Investment Company purchases of securities during the existence of an underwriter when an affiliate is a member of the underwriting syndicate).


/s/ Ken Fox                                    July 8, 2009
____________________                           ______________
Ken Fox                                        Date
Chief Compliance Officer




Victory Fund - 10f-3 Certification
Transactions with Affiliated Underwriting Syndicates
Quarter Ending September 30, 2009

For the period ending September 30, 2009, there were two securities purchased under the Victory 10f-3 Policy (Investment Company purchases of securities during the existence of an underwriter when an affiliate is a member of the underwriting syndicate). Based upon a review of the attached reports, I have determined that the various requirements of Rule 10f-3, as set forth in the Funds' 10f-3 Policy, have been met with respect to the purchases.


/s/ Ken Fox                                    November 3, 2009
____________________                           ______________
Ken Fox                                        Date
Chief Compliance Officer




Security Characteristics: Trade Details
Name of Security: City of Cleveland, OH Airport
Type of Security: Municipal security
Name of Fund: Victory Ohio Bond Fund
Fund Account Number: 1046120
Total Offering Amount: 160 million
Security Rated by one of the three NRSRO?: Yes
Role of the KeyBank Affiliate?: Syndicate Member
From whom will the purchase be made?: Siebert Brandford, Wachovia, Goldman Sachs, Merrill Lynch, Morgan Stanley, PNC Capital Markets, Rice Financial, Pryor Securities, SBK
Will the Affiliate benefit directly or indirectly from the transaction?: No
Are the securities a sound investment by the Fund or by the bank in its fiduciary capacity?: Yes


Security Characteristics: Trade Details
Name of Security: Ohio Air Quality Development Authority Revenue
Type of Security: Municipal Security
Name of Fund: Victory Ohio Money Market Fund
Fund Account Number: 1065440
Post Amount: 3,570
Total offering amount: 25 million
Security Rated by one of the three NRSRO?: Yes
Role of the KeyBank Affiliate?: Syndicate Member
From whom will the purchase be made?: Morgan Stanley
Will the Affiliate benefit directly or indirectly from the transaction?: No
Are the securities a sound investment by the Fund or by the bank in its fiduciary capacity?: Yes